CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (the “Registration Statement”) of our report dated February 17, 2016, relating to the financial statements and financial highlights of T. Rowe Price QM U.S. Small-Cap Growth Equity Fund (formerly known as T. Rowe Price Diversified Small-Cap Growth Fund) (one of the portfolios comprising T. Rowe Price Quantitative Management Funds, Inc. [formerly known as T. Rowe Price Diversified Small-Cap Growth Fund, Inc.]). We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Fund Service Providers” in such Registration Statement.

Further, we consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Fund Service Providers” in the Registration Statement on Form N-1A for the T. Rowe Price QM Global Equity Fund, T. Rowe Price QM U.S. Small & Mid-Cap Core Equity Fund, and T. Rowe Price QM U.S. Value Equity Fund (three of the portfolios comprising T. Rowe Price Quantitative Management Funds, Inc. [formerly known as T. Rowe Price Diversified Small-Cap Growth Fund, Inc.]).

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
April 27, 2016